                                                                   EXHIBIT 10.41

                                   AGREEMENT
                                   ---------

     This Agreement ("Agreement") is entered into as of February 26, 1998, by and between James B. Mariner ("Mariner") and ChatCom, Inc., a California corporation ("ChatCom") with reference to the following facts:

     A. Mariner served as the President and Chief Executive Officer of ChatCom from March 1996 to the date hereof pursuant, in part, to that certain Employment Agreement, dated April 1, 1997, by and between Mariner and ChatCom (the "Employment Agreement").

     B. Mariner and ChatCom desire to terminate the Employment Agreement in accordance with the terms and conditions of this Agreement.

     C. Mariner and ChatCom desire to continue Mariner's relationship with ChatCom as an independent sales representative in accordance with the terms and conditions of this Agreement.

     D. The parties intend by this Agreement to terminate the Employment Agreement and to settle fully and finally any claims by Mariner against ChatCom and its officers, directors, employees, agents, attorneys and other representatives that in any way are related to or arise out of the Employment Agreement or Mariner's employment with ChatCom, the termination of any such arrangement and any written, oral or implied contract of any kind whatsoever concerning the foregoing (collectively, the "Outstanding Matters").

     I.   TERMINATION OF EMPLOYMENT AGREEMENT
          -----------------------------------

          1.1  Termination of Employment Agreement.  The Employment Agreement
               -----------------------------------
shall terminate effective as of the date hereof (the "Termination Date"). All of the rights and obligations of the parties under the Employment Agreement shall be null and void as of the Termination Date; provided, however, that ChatCom shall not be deemed to have waived or in any way limited any rights that it may have against Mariner in connection with his performance as an officer or director of ChatCom. ChatCom and Mariner each hereby waives any notice requirement or restriction for termination under the Employment Agreement.

          1.2  Resignation of Mariner.  Mariner shall voluntarily resign as the
               ----------------------
President and Chief Executive Officer of ChatCom effective as of the Termination Date. Mariner hereby agrees that he will not be nominated by the Company for re-election as a director of ChatCom at ChatCom's next shareholders

                                       1.

meeting and will not otherwise seek such re-election or serve as a director of ChatCom subsequent to that meeting.

          1.3  Termination Payments.  In consideration of the termination of the
               --------------------
Employment Agreement, Mariner's agreement to resign as the President and Chief Executive Officer of ChatCom and Mariner's agreement to assist and cooperate with ChatCom after the Termination Date as set forth in Section 3.5, and as payment in full for any and all amounts that may be owing to Mariner in the form of cash, stock options, benefits or otherwise in connection with the Outstanding Matters, ChatCom agrees to make the following payments and take the actions set forth in this Section 1.3:

               1.3.1     Cash Payment.  Within 30 days after the Termination
                         ------------
Date, ChatCom and Mariner shall reconcile any amounts owed by ChatCom to Mariner for any accrued bonuses, vacation pay or reimbursable expenses and any amounts owed by Mariner to ChatCom for advances or other similar items, and such amounts shall be paid by the respective parties. ChatCom and Mariner agree that any amounts owed by ChatCom or Mariner shall be paid only to the extent that such amounts are reasonable and customary and are evidenced by appropriately detailed and supported expense statements, including receipts. All of the other rights to compensation and any other benefits granted or contemplated to be granted to Mariner under the Employment Agreement, including, without limitation, any amounts stated to be owed to Mariner in the event of his termination under the Employment Agreement, or under any other agreement, expressed or implied, shall be null and void as of the Termination Date.

               1.3.2     Options.  All options to purchase stock of ChatCom that
                         -------
were granted to Mariner and are outstanding but unvested as of the Termination Date, shall be cancelled, and any other obligation of ChatCom to grant stock options to Mariner under the Employment Agreement shall terminate effective as of the Termination Date.

     Mariner acknowledges and agrees that, after the parties have executed this Agreement and have properly completed any and all performance required by the terms herein, ChatCom shall not have any further obligations or duties of any kind whatsoever to Mariner as a result of the Outstanding Matters.

     II.  ENGAGEMENT AS INDEPENDENT SALES REPRESENTATIVE
          ----------------------------------------------

          2.1  Independent Sales Representative Services.  ChatCom hereby
               -----------------------------------------
engages Mariner during the term set forth below as an exclusive independent sales representative (the "Engagement"). During the first six months of the Engagement (or until such date as ChatCom hires a national sales manager), Mariner shall coordinate and be responsible for all

                                       2.

of ChatCom's sales and marketing activities (this period being referred to as the "First Phase"). Following completion of the First Phase (the subsequent phase being referred to as the "Second Phase"), Mariner's sole responsibility and authority shall be to introduce, promote and develop the sales of ChatCom's products to customers (a) based in Canada and other markets outside the United States; and (b) based in United States to the extent such customers engage in the computer-based telephony business or Internet infrastructure business, including businesses engaged in providing Internet services. Mariner agrees to serve as an exclusive independent sales representative to ChatCom upon the foregoing terms and conditions. Mariner shall report to the Chairman of the Board or the then Chief Executive Officer of ChatCom in matters relating to the Engagement. The parties agree that the Engagement may be assigned by Mariner to an entity to be designated by Mariner if Mariner is employed by such entity and ChatCom consents in writing to such assignment, and references in this Agreement to Mariner shall be deemed to include such entity.

          2.2  Term.  The term of the Engagement shall commence on the date
               ----
hereof and end on March 31, 1999, unless ChatCom and Mariner mutually agree in writing, at least three months in advance of March 31, 1999, to extend the term of the Engagement. Notwithstanding the foregoing, ChatCom may terminate the Engagement by providing Mariner a thirty-day prior written notice in the event of termination for cause, which shall be defined for purposes hereof as a continuing failure or refusal to perform his duties as required under the Engagement; a material breach of the terms of this Agreement; gross negligence or wilful misconduct in the performance of such duties; conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment; or commission of an act of fraud, whether prior to or subsequent to the date hereof, upon ChatCom, all as determined in good faith by the Board of Directors of ChatCom. Any payments required by ChatCom to Mariner as set forth in Article II of this Agreement (except for amounts accrued through the date of termination) shall terminate upon the termination for cause.

     If Mariner dies or becomes disabled during the Engagement, such Engagement shall automatically terminate upon death or such disability, as the case may be. "Disability" shall mean any physical or mental illness that renders Mariner unable to perform his agreed-upon services as required under the Engagement for any 60 consecutive days.

          2.3  Payment as Independent Sales Representative.  As consideration
               -------------------------------------------
for his services in connection with the Engagement during the First Phase, ChatCom shall pay Mariner

                                       3.

a base salary of $85,000 per annum commencing January 15, 1998 and a commission commencing January 1, 1998 equal to 1% of all orders generated by ChatCom during the First Phase plus an additional commission amount equal to 1% of the amounts actually collected by ChatCom with respect to the foregoing orders. Orders (with shipping dates no later than 30 days) and collections shall be calculated net of returns, discounts, allowances, sales tax, freight and insurance and other costs of collection (including without limitation, collection agency fees or similar costs). Commissions will be paid within 30 days after the end of the calendar month in which the applicable order is received or collection is made. The payment of the foregoing commissions for each month of the First Phase will be subject to and conditioned upon ChatCom achieving revenues for each such quarter during the First Phase equal to at least 90% of the revenues projected for that quarter in the Business Plan attached hereto as Exhibit A (the "Plan"). Accordingly, no commission will be earned by Mariner for any orders generated or collections received on such quarter's orders with respect to a quarter that does not achieve at least 90% of the Plan's revenues for that quarter. During the first three months of the First Phase, ChatCom shall pay Mariner a monthly recoverable draw against the foregoing commissions, with such draw to be calculated on the assumption that orders and collections for those three months are at 50% of those projected for those months in the Plan. In the event the commissions actually earned by Mariner for the first three months are less than the recoverable draw paid to Mariner for those three months, Mariner shall reimburse the difference to ChatCom within 30 days following the determination of the amount.

     As consideration for his services in connection with the Engagement during the Second Phase, ChatCom shall pay Mariner at the rate of $85,000 per annum, such payment to be paid pro rata each month over the term of the Engagement. As additional consideration for his services in connection with the Engagement, ChatCom shall pay Mariner commissions based on the percentage of the invoice amount of sales (net of returns, discounts, allowances, sales tax, freight and insurance) of ChatCom's products directly effected by Mariner during the Second Phase of the Engagement ending March 31, 1999 to the extent collected by ChatCom according to the following commission schedule: (a) commission of 1% on the first $1,000,000 of sales; (b) commission of 2% on the second $1,000,000 of sales; (c) commission of 3% on the third $1,000,000 of sales; (d) commission of 4% on the fourth $1,000,000 of sales; and (e) commission of 5% on any additional sales beyond $4,000,000 (i.e. in the event Mariner effects sales of ChatCom's products in the invoice amount of $5,000,000, the amount of commission due shall be $150,000). The commission shall be payable within 30 days after the end

                                       4.

of the calendar month in which ChatCom has collected the invoice amount of sales.

     Mariner acknowledges and agrees that during the Engagement and in connection with the introduction, promotion and development of sales of ChatCom's products as set forth in Section 2.1, he shall not deviate from the standard sales discount or current credit practices allowed by ChatCom without the written approval of ChatCom's Chief Executive Officer or Chairman of the Board.

          2.4  Automobile and other Allowance.  During the Engagement, ChatCom
               ------------------------------
shall allow Mariner to use ChatCom's GMC Suburban van until the termination of the lease period for such van. Thereafter and during the Engagement, ChatCom shall pay Mariner $500 per month as an automobile allowance. ChatCom shall also provide Mariner during the Engagement a cellular telephone, a pager and a standard personal computer; provided, however, Mariner shall be responsible for providing his own off-site office space. Mariner acknowledges and agrees that he shall return all such equipment provided by ChatCom upon the termination of the Engagement, and that the cost of such equipment in excess of $500 in any calendar month shall be paid by Mariner.

          2.5  Expenses.  ChatCom shall reimburse Mariner for out-of-pocket
               --------
expenses authorized by ChatCom's Chief Executive Officer or Chairman of the Board in writing, in advance and necessarily and reasonably incurred by Mariner in providing services in furtherance of the Engagement. Reimbursement of expenses shall be made by ChatCom within ten business days after submission to ChatCom of appropriately detailed and supported expense statements, including receipts.

          2.6  Medical Insurance.  ChatCom shall continue to provide COBRA
               -----------------
medical insurance coverage to Mariner, without any obligation to pay any deductibles, until August 31, 1998. The terms of such coverage will be as currently in force or, if ChatCom reduces the coverage it generally provides to its other executives, consistent with such reduced coverage; provided, however, such coverage shall exclude Mariner's dependents.

          2.7  Independent Contractor Status.  The parties hereto acknowledge
               -----------------------------
and agree that during the Engagement, Mariner shall not be an agent or employee of ChatCom for any purpose whatsoever, but shall be an independent contractor. During the Engagement, Mariner shall not have, nor shall Mariner hold himself out as having, any right, power, or authority to create any contract or obligation, either expressed or implied, on behalf of, in the name of, or binding upon ChatCom, or to pledge ChatCom's credit, or to extend

                                       5.

credit in ChatCom's name unless ChatCom shall have previously authorized Mariner to do so in advance in writing.

          2.8  Work for Others.  Mariner may represent, perform services for,
               ---------------
and be employed by other clients, persons, or companies; provided, however, that Mariner may not, during the Engagement, represent, perform services for, or be employed by any clients, persons, or companies, for the purpose of introducing, promoting, developing, selling or distributing products or services that compete directly or indirectly with ChatCom, unless Mariner obtains the prior written approval of ChatCom's Chief Executive Officer or Chairman of the Board with respect thereto.

     III. NONCOMPETITION AND CHATCOM PROPRIETARY RIGHTS
          ---------------------------------------------

          3.1  Noncompetition.  Mariner agrees that, during the two-year period
               --------------
commencing on the Termination Date, he shall not engage or participate in any state of the United States, directly or indirectly, either as an owner, partner, director, trustee, officer, employee, consultant, advisor or in any other individual or representative capacity, in any activity which is the same as, similar to or competitive in any manner with the business of ChatCom or its affiliates (a "Competing Activity") or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or Nasdaq SmallCap Market).

     Mariner acknowledges that, given the nature of ChatCom's business, the covenants contained this Section 3.1 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of ChatCom. If, however, this Section 3.1 is determined by any court of competent jurisdiction, or in any arbitration, as the case may be, to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court, or in such arbitration, as the case may be.

     Mariner understands that the restrictions in this Section 3.1 may limit his ability to earn a livelihood in a business similar to the business of ChatCom, but he nevertheless believes that he has received and will receive sufficient

                                       6.

consideration hereunder to justify such restrictions which, in any event, given his education, abilities and skills, Mariner does not believe would prevent him from earning a living.

          3.2  Confidential Information.  Mariner agrees that he shall treat as
               ------------------------
confidential and secret all nonpublic and confidential information, including without limitation, all discoveries, customer lists, trade secrets, documents, bids proposals, contracts, marketing plans and strategies, computer software, pricing policies, financial information, Intellectual Property (defined below) and other information and data (collectively referred to herein as "Confidential Information") made available to him during the course of his employment with ChatCom, that has not become public information, and that he shall not, directly or indirectly, make known, divulge or use any such information, discovery, secret, document, plan, policy, or data, other than as required by law. Mariner acknowledges and agrees that he shall return to ChatCom within seven days of the Termination Date all books, memoranda, records, documents and objects that relate to the business and affairs of ChatCom.

          3.3  Intellectual Property Assignment; Cooperation.  Mariner agrees to
               ---------------------------------------------
grant and assign and hereby does grant and assign to ChatCom all of his right, title and interest in and to any ideas, designs, techniques, processes, trademarks, trade secrets, inventions, improvements, know-how, writings and other intellectual property related to ChatCom's business including research and development efforts of ChatCom, (collectively, "Intellectual Property") conceived during the term of the his employment with ChatCom, together with all patents that are pending or have been issued in the United States and in all foreign countries during the term of his employment with ChatCom with respect to such Intellectual Property (the "Proprietary Rights"). Mariner acknowledges and agrees that all such Proprietary Rights shall be the sole and exclusive property of ChatCom and shall remain such notwithstanding the termination of his employment with ChatCom.

     Mariner further agrees at ChatCom's request to execute any and all patent applications, copyright applications, powers of attorney, affidavits and other documents, reasonably deemed necessary or desirable by ChatCom's attorneys to convey title in any of the Intellectual Property assigned hereunder, or to record the same in any country of the world or to claim priority therefor, or to apply for, secure, maintain, assert or enforce patent and copyright protection therefor in any country of the world in the name of ChatCom. Mariner further agrees to cooperate, and on ChatCom's request to testify in any proceeding to apply for, secure, maintain, protect or enforce ChatCom's rights in any such inventions, trade secrets, know-how, writings or other intellectual property,

                                       7.

but ChatCom shall reimburse Mariner for his time and reasonable expenses in connection therewith.

          3.4  Disclosure to Corporation; Works Made For Hire.  Mariner
               ----------------------------------------------
represents that he has fully disclosed to ChatCom in writing any and all inventions, trade secrets, know-how, writings and other intellectual property (whether or not patentable or copyrightable) and including any and all improvements, discoveries, test data and findings, and computer codes and/or programs, and other contributions conceived, developed, or begun by Mariner, or by him jointly or with others, which arose in any way from or as a result of Mariner's services on behalf of ChatCom or which were conceived, developed, or begun during the term of the Employment Agreement or any other term of employment with ChatCom, and except as disclosed on Schedule A hereto, Mariner will not directly or indirectly disclose or use any of such items for Mariner's or any other party's benefit after the date hereof. Mariner further agrees that except as disclosed on Schedule A hereto, all patents applied for or obtained as well as copyrightable material written or authored in connection with Mariner's services on behalf of ChatCom are, and are to be, deemed works made for hire, and owned and authored by ChatCom.

          3.5  Mariner Assistance and Cooperation.  Mariner represents that he
               ----------------------------------
has disclosed to ChatCom all obligations, contracts and liabilities (contingent or otherwise) of ChatCom known to Mariner. Mariner agrees at ChatCom's request to promptly provide all information, documents and records to ChatCom and assist ChatCom regarding any inquiry by ChatCom of its past or present accounting, bookkeeping and other records, its business dealings, its operations and affairs, its customer relationships and any other inquiries reasonably deemed necessary or desirable by ChatCom. Mariner further agrees to cooperate, and on ChatCom's request to testify in any proceeding to enforce ChatCom's rights in connection with any of its past or present business dealings, but ChatCom shall reimburse Mariner for his time and reasonable expenses in connection therewith.

     IV.  RELEASE
          -------

          4.1  Mariner's Release of ChatCom.  In consideration of the terms and
               ----------------------------
provisions of this Agreement and ChatCom's engagement of Mariner as an independent sales representative as set forth in Article II, Mariner, on behalf of himself and his Related Entities (as defined in Section 6.1 hereof), hereby agrees to the termination of the Employment Agreement upon the terms and conditions set forth herein and generally and unconditionally, relieves, releases, remises, acquits and forever discharges ChatCom and its Related Entities, of and from any and all claims, demands, rights, actions, causes of

                                       8.

action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, attorneys' fees, except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect, absolute, fixed or contingent, that Mariner now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against ChatCom and its Related Entities arising out of or in connection with the Employment Agreement. This includes, without limitation, all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by the parties or which could have been asserted by the parties in connection with the Employment Agreement, including any and all facts in any manner arising out of, related or pertaining to or connected with those claims or with the terms of or value of any consideration paid to Mariner in connection with the Employment Agreement, or any of its Related Entities, including, without limitation, any claims based on, related to or arising from federal, state or local laws (including, but not limited to, the Age Discrimination in Employment Act, the California Labor Code, Title VII of the Civil Rights Act of 1964, as amended, and the Fair Labor Standards Act) that prohibit employment discrimination on the basis of race, national origin, religion, age, gender, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or of any other form of discrimination, or from laws such as workers' compensation laws, which provide rights and remedies for injuries sustained in the workplace or from any common law claims of any kind, including, without limitation, contract, tort or property rights including, but not limited to, breach of express or implied contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress, loss of consortium, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatsoever, any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, health insurance, disability or medical insurance or any other fringe benefit or compensation, or any claims relating to or arising out of any purported right to stock or stock options in ChatCom, and all rights or claims arising under the Employment Retirement Income Security Act of 1974 ("ERISA") or pertaining to ERISA regulated benefits (all collectively defined as the "Released Claims").

                                       9.

          4.2  Unknown Claims And Risks Released By Mariner.  Mariner on his own
               --------------------------------------------
behalf and on behalf of his respective Related Entities hereby knowingly, voluntarily and expressly waives and relinquishes any and all rights and benefits that they may have under Section 1542 of the California Civil Code, or under any similar provision of law of any state or territory of the United States or any other jurisdiction and under any similar or analogous principle of common law. Mariner acknowledges that he expressly understands that Section 1542 of the California Civil Code provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."

     Mariner further agrees and acknowledges that his waiver of all rights or any similar benefits under Section 1542 of the California Civil Code and under any similar statutes of any other jurisdiction (to the full extent that he lawfully may waive all such rights and benefits with respect to the subject matter of this Agreement) are essential terms of this Agreement, without which the consideration given pursuant to this Agreement would not have been given to him.

          4.3  Assumption of Risk Regarding Released Claims.
               --------------------------------------------

               4.3.1 Mariner acknowledges that there is a risk that, after execution of this Agreement, he may discover, incur or suffer claims that were unknown or unanticipated at the time of this Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon or are related to any facts underlying the Released Claims, which had they been known or more fully understood, may have affected Mariner's decision to execute this Agreement as it currently is written. Mariner knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Agreement and the general releases set forth within it apply to all such unknown, unanticipated or potential claims.

               4.3.2 It is the intention of Mariner, by entering into this Agreement, to settle and release fully, finally and forever all Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in connection with the Employment Agreement. In furtherance of Mariner's intention, his releases given within this Agreement (including, without limitation, the waivers set forth in Section 4.2 hereof) shall be and remain in effect as full and complete releases and discharges of the Released Claims and of any related matters notwithstanding the discovery by Mariner of the existence of any additional or different claims or the facts relative to any such claims.

                                      10.

     V.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          5.1  No Contracts and Liabilities.  Mariner represents, warrants and
               ----------------------------
agrees that he has not entered into any contract, agreement, undertaking or obligation, whether expressed or implied, on behalf of, in the name of, or binding upon ChatCom or its Related Entities or pledged ChatCom's credit, or extended credit in ChatCom's name, or otherwise incurred any contingent liability on behalf of, in the name of, or binding upon ChatCom or its Related Entities other than those reflected in the Quarterly Report on Form 10-QSB of ChatCom for the quarter ended December 31, 1997 in the form attached hereto as
Exhibit 1, other reports of ChatCom filed with the Securities and Exchange Commission or as set forth in Schedule B attached hereto. Mariner acknowledges that he is aware of ChatCom's need to generate additional working capital in order to continue its operations, that there can be no assurance that ChatCom will be able to continue its operations for all or any part of the Engagement period or that ChatCom's operations will generate significant commissions for Mariner. Discontinuation of ChatCom's operations or the failure of those operations to generate significant commissions to Mariner under the terms of this Agreement shall not affect in any manner the release by Mariner provided for by Section 4.1 hereof.

          5.2  No Payments Received.  Mariner represents, warrants and agrees
               --------------------
that neither he nor any member of his immediate family has received any personal payments or other form of consideration of any kind from Macon Holdings (S) PTE LTD, N.N.T.I., any other customers or competitors of ChatCom, or any affiliates of such entities, other than gifts in the aggregate amount of less than $500.

          5.3  Independent Legal Advice.  Each of the parties represents,
               ------------------------
warrants and agrees that he or it has received independent legal advice from his or its attorneys with respect to the advisability of executing this Agreement, and Mariner confirms that he has not relied upon the legal advice of Troy & Gould Professional Corporation in connection with entering into this Agreement.

          5.4  No Other Representation.  Each of the parties represents,
               -----------------------
warrants and agrees that, in executing this Agreement, he or it has relied solely on the statements expressly set forth within this Agreement. Each of the parties further represents, warrants and agrees that, in executing this Agreement, he or it has placed no reliance whatsoever on any statement, representation or promise of any other party, or any other person or entity, that is not expressly set forth within this Agreement, or upon the failure of any other party, or any other person or entity, to make any statement, representation or disclosure of anything whatsoever. The

                                      11.

parties have included this clause: (a) to preclude any claim that any party was without the advice of counsel; and (b) to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

          5.5  No Assignment.  Mariner represents, warrants and agrees that
               -------------
there has been no assignment or transfer, including, without limitation, by way of subrogation or operation of law or otherwise, to any person or entity whatsoever of claims released by Mariner or of any other claim, right, demand, action or cause of action that Mariner may have had, has or might have arising out of the Outstanding Matters. Mariner, to the extent he breaches this representation or warranty, agrees to defend, to indemnify and to hold harmless ChatCom from and against any and all claims, allegations, demands, liabilities, losses, obligations, promises, damages, costs, expenses (including, without limitation, attorneys' fees and costs of investigation), lawsuits, actions (in law, equity or otherwise), causes of action, rights and privileges actually incurred as a result of that breach.

     VI.  GENERAL
          -------

          6.1  Related Entities.  For purposes of this Agreement, a party's
               ----------------
"Related Entities" shall be defined as his or its past, present and future partners and partners of those partners, successors, predecessors, assignees, beneficiaries, heirs, legatees, devisees, executors, administrators, legal representatives, joint venturers, principals, agents, trustees, attorneys, insurers, officers, directors, employees, shareholders, affiliates and associates; its parent and subsidiary corporations, divisions, affiliated companies and the officers, directors, partnerships, representatives, employees, shareholders and affiliates of each of them; and any other agents, attorneys or representatives of the party, including, without limitation, in the case of ChatCom, Troy & Gould Professional Corporation and its officers, directors, shareholders and employees.

          6.2  Full Integration.  This Agreement is the final written expression
               ----------------
and the complete and exclusive statement of all of the agreements, conditions, promises, representations and covenants between the parties with respect to the subject matter of this Agreement, and replaces and supersedes all prior, former or contemporaneous agreements, negotiations, understandings, representations, discussions or warranties between the parties, their respective representatives, and any other person or entity, with respect to the subject matter of this Agreement. Any modification, alteration or amendment of this Agreement shall be nonbinding, ineffective or invalid unless it is in writing, specifically refers to this Agreement and is signed by the party to be charged with the modification,

                                      12.

alteration or amendment or by a duly authorized representative of that party.

          6.3  No Admissions.  Each of the parties expressly acknowledges and
               -------------
agrees that this Agreement represents a settlement of disputed claims and is not, in any respect, nor for any purpose, to be deemed or construed to be an admission or concession of any liability or wrongdoing by any party whatsoever or of the existence of any claim. Furthermore, this Agreement shall not be deemed to be for the benefit of, or to confer any rights of any kind or nature whatsoever upon, any third party (whether a person or entity) other than the Related Entities.

          6.4  Waiver And Severability.  No waiver of any term, covenant or
               -----------------------
condition of this Agreement shall be construed as a waiver of any other term, covenant or condition, nor shall any waiver of any default under this Agreement be construed as a continuing waiver of any term, condition or covenant or as a waiver of any other default. Furthermore, in the event any portion of this Agreement is found, judicially or otherwise, to be unlawful, void or, for any other reason, unenforceable, that provision shall be deemed severable from this Agreement and the invalidity or lack of enforceability shall not affect the validity and enforceability of the remaining portions of this Agreement.

          6.5  Remedy for Breach.  In the event of a breach or threatened breach
               -----------------
of this Agreement, ChatCom shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Mariner, or to enjoin the breach or threatened breach by Mariner of the provisions of this Agreement.

          6.6  California Law Governs.  This Agreement shall be construed and
               ----------------------
enforced in accordance with, and governed by, the internal, substantive laws of the State of California. Any lawsuits filed to enforce any provision of this Agreement by any party hereto shall be filed in the Superior Court for the State of California, County of Los Angeles.

          6.7  Attorneys' Fees.  Except as otherwise provided in this Agreement,
               ---------------
each side is to bear its own legal expenses and attorneys' fees. In the event any legal or governmental action or proceeding is commenced under or pursuant to any other terms and conditions of this Agreement, or to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach of this Agreement, the party prevailing in any such action or proceeding shall be entitled, in addition to any other relief awarded by the Court or other tribunal, to recover from the other party

                                      13.

all reasonable attorneys' fees, costs and expenses incurred by the prevailing party. Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the balance of this Agreement, shall survive any judgment rendered in connection with the aforesaid legal action, and shall not be merged into any such judgment, order or award.

          6.8  Confidentiality of Agreement.  The parties acknowledge and agree
               ----------------------------
that this Agreement is a confidential document, that it shall be maintained in strict confidence and that neither this document, nor any information contained within this document, shall be disclosed to any person or entity other than to counsel for a party (including secretarial, clerical and paralegal personnel regularly employed by that counsel), accountants, financial advisors or other professionals employed by that party to the extent absolutely necessary for that professional to perform his function for the party. The parties further acknowledge and agree that this section regarding confidentiality of this Agreement is an essential term such that a breach of this section shall be deemed a material breach of this Agreement. Notwithstanding the above, the parties further acknowledge and agree that upon the advice of its counsel, ChatCom shall be permitted to disclose the entirety of this Agreement, or any portion thereof, to the Securities and Exchange Commission, in connection with any of ChatCom's filings therewith.

          6.9  Counterparts and Copies.  This Agreement may be executed in any
               -----------------------
number of counterparts by the parties, and, when each party has signed and delivered at least one counterpart to the other parties, each counterpart shall be deemed an original and, taken together, shall constitute and be deemed to be one and the same agreement, and shall be binding and effective as to all parties. In addition, true and correct copies may be used in lieu of the original agreement for any purpose whatsoever.

          6.10 Headings.  The headings to the sections of this Agreement are
               --------
inserted for convenience only and will not be deemed a part of this Agreement, nor will the heading affect the construction or interpretation of the provisions contained within this Agreement.

          6.11 Further Instruments. Following the Termination Date, Mariner
               -------------------
shall execute such additional documents and take such further actions related to his prior performance under the Employment Agreement and as a director of ChatCom to assist ChatCom as shall reasonably be requested by ChatCom. The parties shall execute and deliver further instruments, documents or papers and shall perform all acts necessary or proper to carry out and effectuate the terms of this Agreement

                                      14.

as may be required by the terms of this Agreement or as may be reasonably requested by any party to this Agreement.

          6.12 No Presumption From Drafting. This Agreement has been negotiated
               ----------------------------
at arm's-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that each party has had the opportunity to draft, review and edit the language of this Agreement, no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, including, but not limited to,
Section 1654 of the California Civil Code Section, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties.

          6.13 Benefits Successors.  Except as limited by the terms hereof, this
               -------------------
Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and to their respective heirs, executors, administrators, assigns, successors-in-interest, representatives, trustees, beneficiaries and Related Entities. The obligations and duties of Mariner hereunder are personal and not assignable, whether voluntarily or involuntarily or by operation of law or otherwise.

          6.14 Voluntary Execution of Agreement.  Mariner represents that he has
               --------------------------------
carefully read this entire Agreement and that he knows and understands its contents. Mariner has had the opportunity to receive independent legal advice from attorneys of his choice with respect to the preparation, review and advisability of executing this Agreement. Mariner further represents and acknowledges that he has freely and voluntarily executed this Agreement after independent investigation and without fraud, duress, or undue influence, with the full understanding of the legal and binding effect of this Agreement and with the approval of his legal counsel. Mariner thereby knowingly waives the 21-day period under the Older Workers Benefits Protection Act to review this Agreement with his attorney prior to signing.

          6.15 Right of Revocation.  With respect only to claims arising under
               -------------------
the Age Discrimination in Employment Act ("ADEA"), Mariner has the right to revoke this Agreement for any reason within seven days after he signs it. To be effective, Mariner's notice of revocation must be in writing and must be hand delivered or mailed to Richard F. Gordon, Jr., ChatCom, Inc., 9600 Topanga Canyon Boulevard, Chatsworth, California 91311, within the seven-day period. If mailed, the

                                      15.

revocation must be postmarked within the seven-day period, properly addressed and sent by certified mail, return receipt requested. If hand-delivered, it must be given to Richard F. Gordon, Jr. within the seven-day period.

     IN WITNESS WHEREOF, the parties to this Agreement have approved and executed this Agreement on the date first set forth above.

                              JAMES B. MARINER


                              /s/ James B. Mariner
                              --------------------
                              James B. Mariner


                              CHATCOM, INC.


                              By:/s/ Richard F. Gordon, Jr.
                                 --------------------------
                                 Richard F. Gordon, Jr.
                                 Chairman of the Board


APPROVED AS TO FORM:

TROY & GOULD
Professional Corporation


By:Sanford J. Hillsberg
   --------------------
   Sanford J. Hillsberg, Esq.
   Attorneys for ChatCom, Inc.



__________________________


By:
   -----------------------

   ______________________________
   Attorneys for James B. Mariner

                                      16.